Exhibit 99.2

                          CERTIFICATION PURSUANT TO
          SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Senior Vice President and Chief Financial Officer of VSE Corporation (the "company"), does hereby certify that to the best of the undersigned's knowledge:


      1) the company's Annual Report on Form 11-K for the year ending December 27, 2002 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) the information contained in the company's Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the VSE Corporation Employee ESOP/401(k) Plan.


Dated: June 24, 2003                     /s/  T. R. Loftus
                                         ___________________________
                                         T. R. Loftus
                                         Senior Vice President and
                                         Chief Financial Officer
                                         (Principal Accounting Officer)